SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 5, 2004

CHEMBIO DIAGNOSTICS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-85787

(Commission File Number)

88-0425691

(IRS Employer Identification Number)

3661 Horseblock Road, Medford, NY  11763

(Address of principal executive offices, including zip code)

(631) 924-1135

(Registrant’s telephone Number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets.

Description of the Merger

The description of the principal terms of the Merger Agreement are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this Form 8-K and which is incorporated herein by reference.

You are strongly urged to read and carefully consider the Merger Agreement for a complete description of the terms of the Merger.

On May 5, 2004 (the “Closing” or the “Effective Time”), Chembio Diagnostics Inc., f/k/a Trading Solutions.com, Inc. (the “Registrant” or “Chembio”), acquired Chembio Diagnostics Systems, Inc. (“CDS”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 3, 2004, as amended as of May 1, 2004, by and among the Registrant, New Trading Solutions Inc., a wholly owned subsidiary of the Registrant (“Merger Sub”), and CDS.  Pursuant to the terms of the Merger Agreement, the Registrant acquired CDS through a merger (the “Merger”) of Merger Sub with and into CDS, and the stockholders of CDS received a total of 4,000,000 restricted shares (the “Merger Shares”) of the Registrant’s Common Stock.  Upon consummation of the Merger, the separate corporate existence of Merger Sub ceased, and CDS survived the Merger as a wholly owned subsidiary of the Registrant.

The Registrant has agreed to prepare and file, at its expense, a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of the Registrant’s Common Stock issued in connection with the Merger.  The Registration Statement also will cover the resale of any other shares of the Registrant’s Common Stock issued, or underlying Series A Stock or Warrants or options issued, in the transactions described below under “Other Securities Issuances and Exchanges Related to the Merger.”  The Registration Statement also will cover resale of the Common Stock underlying the Assumed Options and the Assumed Warrants described below.  For additional information concerning the Registration Statement and the related rights and obligations of the Registrant and other parties, see “Registration Rights” below.

In connection with the Closing, the Registrant assumed the CDS 1999 Stock Option Plan and all outstanding CDS stock options (the “Assumed Options”).  Each Assumed Option continues to have, and be subject to, the same terms and conditions under the Plan as set forth in the Plan as in effect immediately prior to the Closing, except that, in accordance with the ratio of shares of the Registrant’s Common Stock being granted to CDS stockholders in exchange for their CDS common stock, (i) each Assumed Option is exercisable for 100 shares of the Registrant’s Common Stock and (ii) the per share exercise price for the shares of the Registrant’s Common Stock issuable upon exercise of each Assumed Option is equal to 1/100th of the exercise price per share of CDS Common Stock at which that Assumed Option was exercisable immediately prior to the Closing.

Also in connection with the Merger, the Registrant assumed all outstanding CDS warrants (the “Assumed Warrants”).  Each Assumed Warrant continues to have, and be subject to, the same terms and conditions as in effect immediately prior to the Closing, except that, in accordance with the ratio of shares of Registrant’s Common Stock being granted to CDS stockholders in exchange for their CDS common stock, (i) each Assumed Warrant is exercisable for 100 shares of the Registrant’s Common Stock and (ii) the per share exercise price for the shares of the Registrant’s Common Stock issuable upon exercise of each Assumed Warrant is equal to 1/100th of the exercise price per share of CDS Common Stock at which that Assumed Warrant was exercisable immediately prior to the Closing of the Merger.

The Registrant and CDS agreed to allow a maximum of $750,000 of the debt existing on the CDS balance sheet as of December 31, 2003 to remain outstanding after the conversion of the Existing Debt, which at the Registrant’s option then must be retired or converted into shares of the Registrant’s Series A Stock (at a conversion price of $30,000 per share) on or before December 31, 2004.  This requirement of the Merger Agreement, together with a condition of the Cash Offering of Series A Stock described below, was a primary reason for the Existing Debt Exchange Offer described below.

Other Securities Issuances and Exchanges Related to the Merger

Concurrently with the Closing of the Merger, the Registrant consummated three separate private placements of its 8% Series A Convertible Preferred Stock (the “Series A Stock”):  (i) shares of Series A Stock and warrants were sold for cash (the “Cash Offering”); (ii) shares of Series A Stock and warrants were exchanged, as described herein, for conversion of the Bridge Notes (the “Bridge Conversion Offering”), and (iii) shares of Series A Stock and warrants were exchanged, as described herein, for conversion of the Existing Debt (as defined below) of CDS (the “Existing Debt Exchange Offering”).  The consideration paid by the investors in the Bridge Conversion Offering consisted of 150% of the face amount of the Bridge Notes converted.  The consideration paid by the investors in the Existing Debt Exchange Offering consisted of 100% of the face amount of the Existing Debt converted.  In each of these placements or exchanges, each $.60 of consideration received (a) $.60 of face amount of Series A Stock, which is convertible into one share of the Registrant’s common stock, and (b) a five-year warrant to acquire one share of the Registrant’s Common Stock for each $.50 of consideration.  Each full share of the Series A Stock was purchased for $30,000, with fractional shares of Series A Stock being purchased in the case of smaller amounts of consideration.

The Cash Offering.  As of May 7, 2004, 73.333 shares of Series A Stock and warrants to acquire 4,399,980 shares of Common Stock at $.90 per share, had been issued pursuant to the Cash Offering for total consideration of $2,200,000.  The proceeds from the Cash Offering will be used primarily to continue the process of seeking US FDA Pre-Marketing Approval (“PMA”) for CDS’s two formats of HIV rapid tests to obtain USDA registration of CDS’s manufacturing facility for veterinary applications in Tuberculosis and Mad Cow Disease, to increase CDS’s marketing budget, and for working capital.

The Bridge Conversion Offering.  On March 22, 2004, CDS completed a private placement (the “Bridge Financing”) of $1,000,000 in face amount of Convertible Notes (the “Bridge Notes”).  The Bridge Financing provided for the Bridge Note holders to elect whether to convert the Bridge Notes into shares of the Registrant’s Series A Stock (together with warrants (the “Bridge Warrants”) to acquire shares of the Registrant’s Common Stock) or into shares of the Registrant’s Common Stock at the Effective Time.  As a result, $672,000 in principal amount of the Bridge Notes, together with accrued and unpaid interest, was converted into 33.837 shares of the Registrant’s Series A Preferred Stock (together with warrants to acquire an additional 2,030,220 shares of the Registrant’s Common Stock at $.90 per share).  The balance of the Bridge Financing, or $328,000, together with accrued and unpaid interest, was converted into 826,741 shares of the Registrant’s Common Stock.

The Existing Debt Exchange Offering.  Pursuant to the Existing Debt Exchange Offering, the Registrant issued 44.410 shares of Series A Preferred and warrants to acquire 2,664,584 shares of Common Stock at $.90 per share in exchange for the conversion of $1,332,292 of CDS’s debt existing on its balance sheet as of December 31, 2003 (the “Existing Debt”).  Accrued interest on the Existing Debt was not exchanged into Series A Stock.  The amount of the Existing Debt that was not so exchanged will continue to accrue interest and either shall be repaid by the Registrant on or before December 31, 2004 or converted into shares of the Registrant’s Series A Stock as of December 31, 2004.  Lawrence Siebert, President and Chairman of CDS and the new President and a director of the Registrant immediately upon the Closing, held approximately $1,134,062 of the Existing Debt.  Mr. Siebert tendered $900,000 of the Existing Debt that he held and received 30 shares of Series A Stock and warrants to acquire 1,800,000 shares of Common Stock at $.90 per share in exchange therefor.

Baum Employment Agreement.  Pursuant to a nine-month Employment Agreement between the Registrant and Mark L. Baum entered into as of the Effective Time, Mr. Baum received 400,000 shares of the Registrant’s Common Stock as well as a warrant to acquire 425,000 shares of common stock at $.60 per share and a warrant to acquire an additional 425,000 shares of common stock at $.90 per share.  The warrants expire five years after the date of grant.  (The 400,000 shares of common stock and the warrants described in this paragraph are referred to collectively as the “Baum Registrable Securities.”)  Pursuant to the Employment Agreement, Mr. Baum will advise the Registrant concerning management, marketing, strategic planning, corporate structure, business operations, expansion of services, acquisitions and business opportunities, matters related to its public reporting obligations, and its overall needs.  Mr. Baum is a director of the Registrant and owns 700,000 shares of its Common Stock in addition to the warrants described above.  Prior to the Merger, Mr. Baum was the sole director and officer of the Registrant.

Compensation of Placement Agent

H.C. Wainwright & Co., Inc. (“HCW”) acted as the placement agent for the offering of the Series A Stock. As compensation for services rendered to the Registrant by HCW, the Registrant agreed to the following:

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to pay HCW a cash fee equal to $176,000, or 8% of the amount of cash proceeds the Registrant received in the Cash Offering from investors that were introduced to the Registrant by HCW;

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to pay HCW a cash fee equal to $44,000, or 2% of the amount of cash proceeds the Registrant received in the Cash Offering from investors that were introduced to the Registrant by HCW, which fee shall be paid to J.P. Turner & Company, L.L.C./WellFleet Partners, Inc. (“JP”) as a finder’s fee for introducing the Registrant to HCW; and

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to issue to HCW and JP warrants to purchase 366,665 and 91,666 shares of the Registrant’s Common Stock, respectively (the “Placement Warrants”).  The Placement Warrants are exercisable for a period of five years from their issuance and have an exercise price of $.72 per share.  The Registrant has agreed to include the shares of Common Stock underlying the Placement Warrants in the Registration Statement.

Terms of the Series A Stock

Dividends.  Holders of Series A Stock are entitled to an 8% per annum dividend per share. The dividend accrues and is payable semi-annually in cash, in shares of Series A Stock or shares of Common Stock (at the option of the Registrant). Accrued but unpaid dividends are also payable upon the conversion or redemption of the shares of Series A Stock and upon a liquidation event.

Voting Rights.  As long as any shares of Series A Stock are outstanding, the Registrant cannot take any of the following actions without the separate class vote or written consent of at least three-fourths (¾) of the then outstanding shares of Series A Stock:

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amend, alter or repeal the provisions of the Series A Stock so as to adversely affect any right, preference, privilege or voting power of the Series A Stock;

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repurchase, redeem or pay dividends on, shares of Common Stock or any other shares of the Registrant’s equity securities that by its terms does not rank senior to the Series A Stock (“Junior Stock”) (other than de minimus repurchases from employees of the Registrant in certain circumstances);

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amend the Articles of Incorporation or By-Laws of the Registrant so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Stock;

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effect any distribution with respect to Junior Stock;

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reclassify the Registrant's outstanding securities;

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voluntarily file for bankruptcy, liquidate the Registrant’s assets or make an assignment for the benefit of the Registrant’s creditors; or

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change the nature of the Registrant’s business.

Additionally, as long as at least $1,000,000 of Series A Stock is outstanding, the Registrant shall not, without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series A Stock outstanding at the time, authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking pari passu or senior to the Series A Stock (except for the issuance of shares of Series A Stock with respect to the payment of dividends on such shares of Series A Stock).

Except with respect to items set forth above upon which the Series A Stock shall be entitled to vote separately as a class and except as otherwise required by Nevada law, the Series A Stock does not have any voting rights.  The Common Stock into which the Series A Stock is convertible will have, upon issuance, all of the same voting rights as other issued and outstanding shares of Common Stock of the Registrant.

Conversion.  The Series A Stock is convertible, at the option of the holders, into shares of Common Stock at an initial conversion price of $.60 per share. Based on the original purchase price of $30,000.00 per share, each share of Series A Stock is initially convertible into 50,000 shares of Common Stock. The Series A Stock is issuable in fractional shares.  The Series A Stock contains adjustment provisions upon the occurrence of stock splits, stock dividends, combinations, reclassifications or similar events of our capital stock.

A holder of Series A Stock cannot convert more than twenty percent (20%) of the shares of Series A Stock that the holder owns into shares of Common Stock until the earlier to occur of (i) six (6) months following the effective date of the Registration Statement or (ii) March 5, 2005.

Each share of the Series A Stock will automatically convert into Common Stock on the date that the closing bid price for the Registrant’s Common Stock exceeds $1.50 for a period of ten (10) consecutive trading days, if the following conditions are satisfied: (i) such date is at least one hundred eighty (180) days following the effective date of the Registration Statement, and (ii) the Registration Statement has been effective, without lapse or suspension of any kind, for a period of sixty (60) days (or the Common Stock into which the Series A Stock is convertible can be freely traded pursuant to Rule 144 under the Securities Act of 1933, as amended).

Redemption.  In the event of (i)  a consolidation, merger, or other business combination involving the Registrant, (ii) the sale of more than 50% of the Registrant’s assets, or (iii) the closing of a purchase, tender or exchange offer made to holders of more than 50% of the outstanding shares of the Registrant’s Common Stock, each holder of Series A Stock has the right to require the Registrant to redeem all or a portion of such holder's shares of Series A Stock at a price per share of Series A Stock equal to 100% of the then current liquidation preference amount for the Series A Stock, plus any accrued but unpaid dividends; provided that the Registrant will have the sole option to pay the redemption price in cash or shares of Common Stock.  If the Registrant elects to pay the redemption price in shares of Common Stock, the price per share shall be based upon the lesser of (i) the conversion price for the Series A Stock or (ii) the closing bid price for the Common Stock, in each case measured on the day preceding the date of delivery of the notice of redemption by such holder.  The holder of such shares of Common Stock shall have demand registration rights with respect to such shares.

In the event of certain specified triggering events (involving (i) the lapse or unavailability of the Registration Statement, (ii) the suspension from listing of the Common Stock for a period of seven (7) consecutive days, (iii) the Registrant’s failure or inability to comply with an conversion request from a holder of Series A Stock or (iii) the breach by the Registrant of any of its representations or warranties contained in the Series A Stock documentation (except to the extent that such breach would not have a material adverse effect) that continues uncured for a period of ten (10) days), each holder of Series A Stock has the right to require the Registrant to redeem all or a portion of such holder's shares of Series A Stock at a price per share of Series A Stock equal to 120% of the then current liquidation preference amount for the Series A Stock, plus any accrued but unpaid dividends; provided that with respect to certain of the triggering events referenced above, the Registrant will have the sole option to pay the redemption price in cash or shares of Common Stock.  If the Registrant elects to pay the redemption price in shares of Common Stock, the price per share shall be based upon the lesser of (i) the conversion price for the Series A Stock or (ii) the closing bid price for the Common Stock, in each case measured on the day preceding the date of delivery of the notice of redemption by such holder.  The holder of such shares of Common Stock shall have demand registration rights with respect to such shares.

Rank; Liquidation Preference.  The holders of Series A Stock rank prior to the holders of the Registrant’s Common Stock and, unless otherwise consented to by the holders of Series A Stock, prior to all other classes of capital stock that the Registrant may establish, with respect to the distribution of its assets upon a bankruptcy, liquidation or other similar event. The liquidation preference for the Series A Stock is an amount equal to $30,000.00 per share plus any accrued and unpaid dividends.

Preemptive Rights

Pursuant to the terms of the offering of the Series A Stock, the Registrant granted each investor the right to purchase a pro rata portion of  any future sales of Common Stock, or securities convertible into Common Stock, (a “Subsequent Financing”), by the Registrant within the twelve (12) months following the Closing, based on the ratio of the number of shares of Series A Stock held by that investor, to the total number of shares of Series A Stock purchased by all of the investors in the offering of the Series A Stock. As a result, the investors will have the right to purchase 100% of the securities that the Registrant offers to sell in a Subsequent Financing.  The Registrant also agreed that during the four (4) month period after the Closing it would not enter into any Subsequent Financing without the consent or approval from the holders of three-fourths (¾) of the outstanding Series A Stock.

Registration Rights

In connection with the offering of the Series A Stock, the Registrant entered into a Registration Rights Agreement pursuant to which it is required to file the Registration Statement by June 4, 2004, to register (i) all the shares of Common Stock issuable upon the conversion of the Series A Stock, (ii) all the  shares of Common Stock issuable upon the exercise of the warrants issued to the investors in the Cash Offering, (iii) all the shares of Common Stock issuable upon exercise of the Placement Warrants and (iv) all the shares of Common Stock issuable pursuant to the Baum Registrable Securities.  If the Registration Statement is not filed by June 4, 2005 or declared effective by the SEC by November 1, 2004, then, only with respect to investors purchasing in the Cash Offering, the Registrant will be subject to the payment of liquidated damages equal to .5% of the aggregate purchase price paid to it in the Cash Offering for each of the first two calendar months, pro rated for any shorter period, that the filing or effectiveness of the Registration Statement is delayed and 2.0% of the aggregate purchase price paid to it in the offering of the Series A Stock for each of the three calendar months thereafter, pro rated for any shorter period, that the filing or effectiveness of the Registration Statement is delayed.

As a condition to the consummation of the offering of the Series A Stock, each of the Registrant’s executive officers and directors has agreed not to sell any shares of the Registrant’s Common Stock owned by that individual until six (6) months after the Registration Statement is declared effective.  At that point, during the subsequent six (6) month period, each executive officer and director will be able to sell up to twenty percent (20%) of the shares of Common Stock owned by that individual.  After twelve (12) months following the effectiveness of the Registration Statement, the executive officers and directors will be not be subject to any contractual restrictions on the transfer of their shares.

The Registrant must keep the Registration Statement effective until the earliest to occur of (i) the date when all the securities covered by the Registration Statement may be sold without restriction pursuant to Rule 144 and (ii) the date on which all securities covered by the registration statement have been sold.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation of the Series A Stock, the form of warrant issued to the investors, the warrant issued to HCW, each of the warrants issued to Mark L. Baum, the form of Lock-Up Agreement the Registrant executed with each of its executive officers and directors, the Registration Rights Agreement and the Series A Convertible Preferred Stock and Warrant Purchase Agreement, copies of which are included as Exhibits 3.1, 4.3, 4.4, 4.5, 4.2, 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Description of Chembio Business

Chembio’s near term focus is its rapid HIV tests, and in completing the development of the Mad Cow, Dental bacteria and TB tests that are under product development agreements and/or research grants.  Chembio’s Sure Check™ HIV rapid test eliminates the need for a separate sample collection system which improves ease of use and safety.  The HIV Stat-Pak product, while not as simple as the Sure-Check®, is value priced, flexible and yet is still as easy to use as the competitive HIV rapid tests (see Competition below) that are FDA approved.  Both of Chembio’s HIV tests use a standardized test strip which Chembio developed using patented materials licensed by Chembio from third parties and proprietary know-how and trade secrets.  We believe that this product offering will position Chembio in the US market and internationally with a superior product and one that is competitively priced.  Rapid HIV tests address the time response problem:  according to the CDC, a large percentage of individuals aged 16-24 tested in public health settings do not return after one week for test results from laboratory tests, and this group comprises approximately 50% of all new infections.  We expect that FDA approval should occur during 2005 if the various FDA requirements for a Pre-Marketing Approval (“PMA”) are met on a timely basis.

Chembio’s TB tests are being designed to significantly increase the accuracy of existing TB testing protocols and procedures.  Studies of Chembio’s serological test for active pulmonary TB in humans have shown that sensitivity can increase from 45% to 82% when used in combination with the initial standard, sputum smear method, and from 82% to 91% when used with the two- step confirmatory combination of sputum smear and culture testing.  Chembio’s strategy is to, at least initially, forego US FDA approval and to instead have the product evaluated in developing countries, by the CDC, and by the World Health Organization “WHO”.  Nearer term, Chembio is moving forward with a serological test for non-human primates that is the result of a Phase II NIH SBIRR grant that is funding this product development, and plans are to have a product in the market for this niche market within one year.

Our other products include the only FDA cleared rapid Lyme disease test, and other niche products.  Current revenues also include pregnancy tests sold under private label for the OTC market, although we are exiting this commodity market due to its highly competitive nature.

Product development and manufacturing agreements are in place with leading companies in the fields of BSE (mad cow disease) and dental disease, and these agreements now represent a significant pipeline of new revenues.

Proprietary Technology

We possess a number of proprietary technologies in the area of test formulation and manufacture, and in the reagents, which we have licensed for use in our products.  This intellectual property is summarized as follows:

IP Class	IP Items
Lateral Flow Technology

Colored latex technology that enables development of multi-parameter and semi-quantitative tests.

Latex conjugate and buffer systems have been developed that permit high levels of test sensitivity and specificity.

This capability has resulted in our having entered into development and manufacturing contracts with major companies.

Proprietary Device Formats

Experience with a variety of lateral flow housings including the barrel device used in Sure Check™ HIV rapid test which is easier to use than other whole blood point of care devices.

Additional modifications to barrel device will create additional user features and greater applicability to other tests.

Reagent Licenses	Licenses (exclusive and non-exclusive) to patented reagents used in the following tests: HIV, TB, Lyme Disease, Mad Cow, Dental Bacteria, Chagas, among others.

We develop our rapid tests using colloidal gold or colored latex and we can produce tests that are used in qualitative (yes/no) and semi-quantitative applications.  We have developed proprietary techniques that enable us to achieve high levels of sensitivity and specificity in our diagnostic tests.  These techniques include the methods we employ in manufacturing and fusing the reagents with the colored latex or colloidal gold, blocking procedures used to reduce false positives, and methods used in treating the materials used in our tests to obtain maximum stability and resulting longer shelf life.

Target Market

We believe that the point of care diagnostic testing market is growing at a faster pace than the overall diagnostics market.  Market growth is driven by the need to control health care costs, advances in technology, and consumer awareness of personal health issues.  Our market is global, although our primary target market for our HIV rapid test will be developing countries.

Distribution Channels

We are seeking to participate in national and international public health markets by partnering with organizations such as the CDC, WHO and other public health agencies in order to build direct product development relationships.  For example, the CDS has just signed an agreement with Bio Manguinhos, which is the largest Brazilian manufacturer of vaccines and is an affiliated entity of the Brazilian Ministry of Health.  This collaboration will provide Bio Manguinhos with our support to have a Brazilian made product to serve our population, which is what the Brazilian Health Ministry and National Aids Control Organization in Brazil requested of Bio Manguinhos.  Chembio’s participation over the last few years in several of the rapid testing evaluations that have been conducted by the CDC in countries now beginning to receive funding from the Bush administration’s PEPFAR (Presidential Emergency Program for Aids Relief) has been crucial to the opportunities that are now beginning to unfold.

Competition

Higher standards involved in FDA PMA applications, and technical skill to develop HIV, TB, and other tests significantly reduces the number of competitors and improves pricing.  The main competitors in the US market to our Sure Check and Stat Pak products are or will be Orasure Technologies, Inc., Trinity Biotech and Efoora.

Description of Chembio’s Facilities

CDS leases office space at three locations in buildings located at 3661 Horseback Road, Medford, New York.  The following is a schedule of future minimum rental commitments as of December 31, 2003:

Year ending December 31,	2004	$ 89,792
	2005	28,896
	Total	$ 118,688

Management and Employees of CDS

CDS has an experienced and dynamic management team that is capable of building relationships with leading companies and organizations.  There is a core professional staff of 10 employees leading the R&D, Production, Sales, QA/QC and Accounting/Administration departments.  The number of indirect and direct production employees has averaged approximately 40 over the last year.

The executive management team is composed of:

Lawrence A. Siebert.  President and Chairman.  Since becoming President of CDS in May 2002, Mr. Siebert has focused on improving operations, developing the HIV product line, including other collaborative agreements, and raising additional capital.  He has been Chairman for 10 years, and has provided a substantial portion of CDS’s financial support.  Mr. Siebert’s background is in private equity and venture capital investing.  From 1982-1991, Mr. Siebert was associated with Stanwich Partners, Inc, which invests in middle market manufacturing and distribution companies.  From 1992-1999, Mr. Siebert was an investment consultant and business broker with Siebert Capital and Siebert Associates, and a principal investor in a recently sold test and measurement company.  Mr. Siebert received a JD from Case Western Reserve University School of Law in 1981 and a BA with Distinction in Economics from the University of Connecticut in 1978.

Upon the Closing of the Merger, Mr. Siebert owns 1,406,967 shares of the Registrant’s Common Stock and 30.942 shares of the Registrant’s Series A Stock, and holds warrants to acquire 1,856,520 shares of Common Stock at $.90 per share.  This amount of Series A Stock and warrants includes amounts of such securities Mr. Siebert received by converting $18,700 pursuant to the Bridge Financing and the $900,000 of Existing Debt as described above.  Mr. Siebert also holds options to purchase 120,000 shares of common stock at exercise prices between $.75 and $4.00 (average weighted exercise price of $1.98) and an additional 274,435 warrants to purchase common stock at exercise prices between $.45 and $1.80 (average weighted exercise price of $1.01).

Richard J. Larkin.  Chief Financial Officer.  Mr. Larkin oversees the Registrant’s financial activities and its information systems.  A CPA since 1982, Mr. Larkin started with Chembio in the fall of 2003.  Prior to joining Chembio, Mr. Larkin spent several years in both public accounting and manufacturing companies.  Most recently, he served as CFO at Visual Technology Group, and also led their consultancy program that provided hands-on expertise in all aspects of financial service, including the initial assessment of client financial reporting requirements within an ERP (Manufacturing) environment through training and implementation.  Prior to joining VTG, he served as CFO at Protex International Corporation with additional responsibility for the company’s day-to-day operations.  Mr. Larkin holds a BBA in Accounting from Dowling College and is a member of the American Institute of Certified Public Accountants (AICPA).

Avi Pelossof.  VP Sales & Marketing.  Mr. Pelossof joined Chembio in 1996 and has been responsible for developing CDS’s marketing strategy and collaborations.  Mr. Pelossof’s background is in business development and international sales.  From 1991 to 1996, he was Managing Director and co-founder of The IMS Group, Inc., which provided strategic marketing advisory services to companies involved in Latin American markets including Chembio.  Prior to IMS he was a Citibank Vice President in the International Corporate Finance Group focused on Latin America.  Mr. Pelossof received his MBA in finance and international business from New York University in 1986 and a BA with Distinction in economics from the University of Michigan in 1984.

Javan Esfandiari.  Director of Research & Development.  Mr. Esfandiari owned Sinovus Biotech AB which Chembio acquired in 2000.  He has developed and sold lateral flow rapid diagnostic tests since the early 1990s, and has expertise in latex based tests and veterinary applications.  Mr. Esfandiari is both a scientific expert in lateral flow diagnostics and an experienced entrepreneur who brings strong industry relationships to Chembio.  Prior to co-founding Sinovus Biotech, Mr. Esfandiari was a Senior Research Scientist with On-Site Biotech/National Veterinary Institute, Uppsala, Sweden.  Mr. Esfandiari received his B.Sc. in Clinical Chemistry and his M. Sc. in Molecular Biology from Lund University, Sweden.  He has published articles in various veterinary journals and has co-authored articles on TB serology with Dr. Lyashchenko.

Rick Bruce.  Director of Operations.  Mr. Bruce directs the production, maintenance, shipping and receiving, and warehouse operations.  He has implemented operational improvements, cost reductions, equipment validations, and training programs.  Mr. Bruce has over 25 years of operations management experience with Fortune 500 companies in the field of in-vitro diagnostics and blood fractionation.  Prior to joining Chembio he held director level positions at American Home Products and management positions at V.I. Technologies and Biomerieux.  Rick received his BS in Management from St. Louis University in 1997.

Board of Directors

We did not have a Directors and Officers Liability Insurance Policy (“D&O” policy) for the calendar year 2003.  This severely limits our ability to attract new Board members.  In April 2004, an application for a D&O policy was submitted and quotations are now being reviewed.  We currently have two directors and intend to add one or more in the near future.

On May 1, 2004 and April 28, 2004 respectively, Messrs. Bruce Ide and Daniel Gressel resigned their positions as members of the CDS Board of Directors.

The current members of the Board of Directors of the Registrant are as follows:

Lawrence A. Siebert - Chairman and President (see above).  Mr. Siebert is also a director of CDS.

Mark L. Baum - Director.  Mr. Baum was elected to the Registrant’s Board of Directors on December 11, 2003.  Mr. Baum has more than 10 years experience in creating, financing and growing development stage enterprises in a variety of industries.  Mr. Baum has participated in numerous public spin-offs, venture fundings, private-to-public mergers, and various asset acquisitions and divestitures.  Mr. Baum is a licensed attorney in the State of California and the principal attorney for The Baum Law Firm.  Mr. Baum’s law practice focuses on Securities Laws and related issues for SmallCap and MicroCap publicly reporting companies.

Upon the Closing of the Merger, Mr. Baum owns 700,000 shares of the Registrant’s Common Stock and holds warrants to acquire 425,000 shares of Common Stock at $.60 per share and warrants to acquire an additional 425,000 shares of Common Stock at $.90  per share.

Our Board of Directors intends to elect or propose the election of Tomas Haendler as a director in the near future.  Mr. Haendler has served as a Director of CDS since 1987.  From 1995 through April, 2002 he served as CDS’s President.  From 1984 through 1994 he served as President of Fintra, an investment consulting and banking company specializing in small business start-ups.  Mr. Haendler received his B.A. in Economics in 1977 from Hebrew University in Jerusalem and his Masters in Economics from the University of Chicago in 1980.  Mr. Haendler is also a director of CDS.

Upon the Closing of the Merger, Mr. Haendler owns 402,957 shares of the Registrant’s Common Stock and .889 share of the Registrant’s Series A Stock, and holds warrants to acquire 53,334 shares of Common Stock at $.90 per share.  This amount of Series A Stock and warrants includes amounts of such securities Mr. Haendler received by converting $26,667 of Existing Debt as described above.  Mr. Haendler also holds options to purchase 160,000 shares of common stock at exercise prices between $.75and $4.00 (average weighted exercise price of $1.95) and 52,039 warrants to purchase common stock at exercise prices between $.45 and $1.80 (average weighted exercise price of $1.01).

As is discussed above, it is anticipated that when the Registrant acquires a current and effective D&O insurance policy, the Registrant will add additional board members.

Capitalization

After giving effect to the Closing of the Merger, the Cash Offering of $2.2 million, the Bridge Conversion Offering, and the Existing Debt Exchange Offering, we have outstanding a total of 6,289,888 shares of Common Stock, and 151.58 shares of Series A Stock (convertible into 7,579,000 shares of Common Stock).  We also have outstanding options and warrants as described in the two following paragraphs.  Of these amounts, (i) the former stockholders of CDS hold 4,000,000 shares of the Registrant’s Common Stock, including 1,406,967 shares held by Larry Siebert; (ii) the pre-Merger shareholders of the Registrant hold 1,463,147 shares of the Registrant’s Common Stock, including 700,000 shares held by Mark Baum; (iii) the prior investors in the CDS Bridge Financing hold 826,741shares of the Registrant’s Common Stock and 33.837 shares of the Registrant’s Series A Stock (convertible into 1,691,850 shares of Common Stock); and the former holders of CDS Existing Debt hold 44.41 shares of the Registrant’s Series A Stock (convertible into 2,220,500 shares of Common Stock).

Options to acquire an aggregate of 704,000 shares of the Registrant’s Common Stock are currently outstanding.  The exercise prices on the options range from a low of $.45 per share to a high of $4.00 per share.  Each of the options expires seven years from the date of grant.

Warrants to acquire an aggregate of 11,083,115 shares of the Registrant’s Common Stock currently are outstanding.  These warrants include 4,399,980 issued in the Cash Offering, 2,664,584 from the Existing Debt Conversion Offering, 2,030,220 from the Bridge Conversion Offering, 850,000 to Mark Baum, 680,000 assumed from Chembio through the Merger, and 458,331 issued to investment bankers.  The exercise prices on the Warrants range from a low of $.45 per share to a high of $1.80 per share.  140,000 warrants to purchase Common Stock at an exercise price of $1.80 per share expire on July 31, 2006.  Each of the remaining warrants, all issued in 2004, expires five years from the date of grant.

Executive and Consultant Compensation

In connection with the closing of the Merger, the Registrant has entered into employment agreements with Lawrence Siebert, President and Chairman, Avi Pelossof, VP Sales & Marketing, and Javan Esfandiari, Director of R&D.  The Registrant also entered into an employment agreement with Mark L. Baum, Special Outside Counsel and Director.

Discussion of Legal Proceedings and other Intellectual Property Issues

Reliance on Patents and Other Proprietary Rights

The diagnostics industry places considerable importance on obtaining patent, trademark, and trade secret protection, as well as other intellectual property rights, for new technologies, products and processes.  CDS’s success depends, in part, on its ability to develop and maintain a strong intellectual property portfolio or obtain licensing to patents and other technology for products and technologies both in the United States and in other countries.  CDS will also rely on trade secrets, know-how, and continuing technological advancements to protect its proprietary technology.

CDS may incur substantial costs and be required to expend substantial resources in asserting or protecting its intellectual property rights, or in defending suits against it related to intellectual property rights.  Disputes regarding intellectual property rights could substantially delay product development or commercialization activities.  Disputes regarding intellectual property rights might include state, federal or foreign court litigation as well as patent interference, patent reexamination, patent reissue, or trademark opposition proceedings in the United States Patent and Trademark Office.  Opposition or revocation proceedings could be instituted in a foreign patent office.  An adverse decision in any proceeding regarding intellectual property rights could result in the loss of CDS’s rights to a patent, an invention, or trademark.

To facilitate development and commercialization of a proprietary technology base, CDS may need to obtain licenses to patents or other proprietary rights from other parties.  Obtaining and maintaining such licenses may require the payment by CDS of substantial costs.  In addition, if CDS is unable to obtain these types of licenses, CDS’s product development and commercialization efforts may be delayed or precluded.

Patent Issues Affecting HIV Tests

An important factor that will affect the specific countries in which CDS will be able to sell its rapid HIV tests and therefore the overall sales potential of the test is whether CDS can arrange a license to patents for detection of the HIV-2 virus.  Although the current licensor of the peptides used in CDS’s HIV tests claims an HIV-2 patent, other companies have also claimed such patents.  Even though HIV-2 is a type of the HIV virus estimated to represent a small fraction of the known HIV cases worldwide, it is still considered to be an important component in the testing regimen for HIV in many markets.  HIV-2 patents are in force in most of the countries of North America and Western Europe, as well as in Japan, Korea, South Africa, and Australia.  Access to a license for one or more HIV-2 patents may be necessary to sell HIV-2 tests in countries where such patents are in force, or to manufacture in countries where such patents are in force and then sell into non-patent markets.  Since HIV-2 patents are in force in the United States, CDS may be restricted from manufacturing a rapid HIV-2 test in the United States and selling into other countries, even if there were no HIV-2 patents in those other countries.  The license agreement that CDS has in effect for the use and sale of the Adaltis HIV 1 and 2 peptides that are used in CDS’s HIV rapid test does not necessarily insulate CDS from claims by other parties that CDS needs to obtain a license to other HIV-1 and/or HIV-2 patents.  Although CDS has discussed additional HIV-2 licenses that would be advantageous for certain markets, there can be no assurance that these discussions will continue or will be successful.

Beyond further developing the body of intellectual property it has with the area of lateral flow technology, CDS’s IP strategy is to acquire proprietary positions in reagents and hardware platforms which provide CDS with exclusive, co-exclusive or non-exclusive rights to manufacture and/or market rapid diagnostic tests utilizing these materials.  The peptides used in HIV rapid tests are patented by Adaltis Inc. under US patent #5,241,047 and related patents worldwide.  This IP is licensed to CDS under a 10-year license agreement dated August 30, 2002.  CDS has licenses to other patented antigens used in its TB, Chagas, Lyme, H. Pylori, and also certain veterinary products.

All other aspects of the HIV test strips used in both HIV products manufactured by CDS were developed by CDS using trade secrets, know-how, and technological innovations.  CDS has in fact developed a substantial body of trade secrets and know-how relating to the development of lateral flow diagnostic tests, including but not limited to the sourcing and optimization of materials for such tests, including how to maximize speed to result and sensitivity while minimizing the impact on specificity.

An integral part of CDS’s Business Plan is the manufacture and sale of its Sure Check™ HIV rapid test product which incorporates a sample collection technology that provides certain conveniences in terms of ease of use and safety.  Until May 2003, Sure Check was known as Hema Strip, which was manufactured by CDS pursuant to an agreement between CDS and Saliva Diagnostic Systems, Inc. (“SDS”).  The contract was based upon a patent that SDS owns (#5,935,864) that was presumed to cover the product and which patent CDS presumed to be valid.  After SDS unilaterally terminated the contract and threatened CDS with patent infringement, CDS received an opinion from its patent counsel that Sure Check™ in fact does not infringe US patent number 5,935,864 and that the patent is not enforceable.

Unipath, Carter Wallace, Becton Dickinson, and Abbott Laboratories, among others, have patents for lateral flow technology, which was developed in the 1980s, initially as a system for detecting pregnancy based on the HCG hormone.  Generally speaking, lateral flow patents attempt to broadly describe various lateral flow test designs.  In certain cases, the patent holders have cross-licensed their patents with one another.

Litigation provides precedent for CDS’s patent counsel to understand how these patents are being interpreted and limited by the courts.  CDS’s patent counsel has advised CDS that in many instances its lateral flow tests are distinguishable from each of these patents.

Inverness Medical (Waltham, MA), the world’s largest private label manufacturer of pregnancy tests, is using patent rights it acquired through the purchase of the Unipath and Carter Wallace lateral flow pregnancy testing businesses to strengthen its competitive position in this large but very price-competitive market.  Inverness recently won a temporary injunction against Pfizer, producer of EPT which is the largest selling pregnancy test brand in the US.  The case was settled in June 2003, and Inverness acquired the manufacturing rights to the EPT business.  In February 2004, Quidel filed suit against Inverness attempting, among other things, to invalidate Inverness’ lateral flow patents.

As a result of extensive research and analysis, CDS’s patent counsel believes that CDS’s HIV tests are outside the claims of most of these patents.  However, there was a new patent issued quite recently that, if valid, represents a very broad extension of the earlier Carter Wallace patent, which is now part of the Inverness portfolio.

While CDS’s strategy involves transitioning out of the pregnancy test business, Inverness’s broadened claims in this latest patent may present a potential problem for CDS and all other manufacturers of lateral flow tests if they are upheld as valid and enforceable and if Inverness, as it has, refuses to grant licenses.  Wampole/Inverness has announced that it will be the distributor of Efoora’s HIV rapid test if and when it becomes FDA approved.  CDS has discussed with counsel and other interested parties non-infringement and invalidity arguments.  CDS also believes that cross-licensing or other business strategies, of which there is no assurance of availability, could minimize the possibility of any adverse developments in this regard.

FTC Matter

CDS entered into a settlement agreement with the Federal Trade Commission on January 16, 2001 in connection with a matter that arose from an HIV diluent recall that CDS initiated in 1999.  The settlement agreement provides that CDS must provide all of its principals, officers, directors, managers and all other employees of CDS having responsibilities related to CDS’s business with a copy of the settlement agreement and must have them acknowledge the receipt of the settlement agreement.  The settlement specifically states that CDS does not admit that it made any statements or took any other action that was a violation of law.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than historical or current facts, including, without limitation, statements about our business, financial condition, business strategy, plans and objectives of management and our future prospects, are forward-looking statements.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations.

Investment Considerations

An investment in our common stock involves certain risks.  You should consider carefully the following risks and other information in this report, including our financial information and related notes, before investing in our common stock.

Our Common Stock has extremely limited liquidity, and this should be expected to impair your ability to transfer your stock or use it as collateral.

Our Common Stock trades on the over-the-counter market.  The average daily trading volume of our Common Stock on the over-the-counter market was less than 1,000 shares per day over the three months ended March 31, 2004.  The closing price of our Common Stock ranged from a low of $0.11 per share to a high of $3.00 per share during the 12 months ended March 31, 2004, after giving effect to the 1:17 reverse stock split on March 12, 2004.  Holders of our Common Stock may not be able to liquidate their investments in a short time period or at the market prices that currently exist at the time a holder decides to sell.  Because of this limited liquidity, it is unlikely that shares of our Common Stock will be accepted by lenders as collateral for loans.

There are fewer than 200,000 shares of our Common Stock currently eligible for trading in the open market, and this could result in an extremely volatile market for our stock.

As of May 12, 2004, there are fewer than 200,000 shares of our Common Stock eligible for trading in the open market.  The balance of our outstanding shares are subject to lock-up agreements or are restricted securities that have not been held long enough to allow resale in the open market.  The availability of so few shares for trading could result in an extremely volatile and illiquid market for the shares.  We intend to file a registration statement covering resale of the restricted securities, but it is not expected to be effective for at least a few months.  In the absence of an effective registration statement, none of the restricted securities become eligible for resale until May 2005.

We will be restricted from paying dividends on our Common Stock pursuant to the terms of the Certificate of Designation filed in connection with the offering of our Series A Convertible Preferred Stock, which will impact the return on your investment.

The Certificate of Designation creating our Series A Convertible Preferred Stock that was filed in connection with the offering of our Series A Convertible Preferred Stock contains restrictions on our ability to declare and pay dividends on our Common Stock at any time that shares of our Series A Convertible Preferred Stock are issued and outstanding.  Thus, there can be no assurance that the holders of our Common Stock will ever receive any dividends on the shares of Common Stock that they hold.

Our Common Stock is an unsecured equity interest in Chembio and there can be no assurance that we will be able to make a distribution to the holders of our Common Stock in the event of our liquidation.

As an equity interest, our Common Stock will not be secured by any of the assets of Chembio or CDS.  Therefore, in the event of the liquidation of Chembio, the holders of our Common Stock will receive a distribution only after all of our secured and unsecured creditors have been paid in full and the holders of the Series A Convertible Preferred Stock have been paid their liquidation preference.  There can be no assurance that we will have sufficient assets after paying our secured and unsecured creditors and the holders of the Series A Preferred Stock to make any distribution to the holders of the Common Stock.

The percentage ownership of Chembio evidenced by our Common Stock is subject to dilution.

We are not prohibited from issuing additional shares of capital stock, or other securities, that rank junior to the Series A Convertible Preferred Stock, including additional shares of our Common Stock.  Moreover, to the extent that any additional capital stock is issued by us, a holder of our Common Stock is not entitled to purchase any part of such issuance of stock.  The holders of our Common Stock do not have statutory “preemptive rights” and therefore are not entitled to maintain a proportionate share of ownership in Chembio by buying additional shares of any new issuance of equity by Chembio before others are given the opportunity to purchase the same.  Accordingly, you must be willing to assume the risk that your percentage ownership of Chembio, as a holder of our Common Stock, is subject to change as a result of the sale of any additional equity interests in Chembio subsequent to the date that you purchase or acquire your shares of Common Stock.

Our management will control a significant percentage of our outstanding Common Stock and their interests may conflict with those of our other stockholders.

As of the closing of the Merger, our directors and executive officers and their affiliates will beneficially own approximately 44% of our outstanding Common Stock.  This concentration of ownership could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquiror from attempting to obtain control of Chembio.  This could have a material adverse effect on the market price of our Common Stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of our Common Stock.

Provisions in our corporate documents and Nevada law could delay or prevent a change in control of Chembio, even if that change would be beneficial to our stockholders.

Certain provisions of Chembio’s articles of incorporation and bylaws, as amended, together with certain provisions of Nevada law, may delay, discourage, prevent or render more difficult an attempt to obtain control of Chembio, whether through a tender offer, business combination, proxy contest or otherwise.

The point-of-care diagnostics industry is subject to certain risks and uncertainties, any of which could materially harm the results of our business or our prospects.

The point-of-care diagnostics industry is subject to certain risks and uncertainties, including, but not limited to, the following:

The markets we serve are highly competitive and many of our competitors have much greater resources which may make it difficult for us to reach and maintain profitability.

*

Competition in the approval or clearance process for a new product can be complex and lengthy, and there can be no assurance that we will continue to have the resources to seek such approvals and clearances;

*

Our industry is rapidly evolving and Chembio may not be able to keep pace with technological changes;

*

We may experience fluctuations in its future operating results;

*

Worldwide economic conditions may affect our operating results;

*

Our proprietary technology is difficult to protect and Chembio’s products may infringe on the intellectual property rights of third parties; and

*

We may not be able to effectively manage its internal growth.

Competition in the markets in which we participates is intense, and we expect competition to increase.  This could mean lower prices for our products, reduced demand for our products and a corresponding reduction in our ability to recover development and engineering costs.  Many of our competitors have substantially greater resources than we do.

We are dependent upon key personnel, the loss of whom could have an adverse effect on our business.

Our success depends to a significant extent upon the performance of certain key employees, the loss of whom could have an adverse effect on our business.  Although we have entered into employment agreements with certain employees, we cannot assure you that we will be successful in retaining key employees.

We compete in an industry that continually experiences technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.

The point-of-care diagnostics industry is undergoing rapid technological changes, with frequent introductions of new technology-driven products and services.  Our future success will depend, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations.  Many of our competitors have substantially greater resources to invest in technological improvements.  We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers.

Item 5.  Other Events and Required FD Disclosure

1.

Change in Address

The Registrant’s principal address is now:

3661 Horseblock Road

Medford, New York  11763

The Registrant’s phone number is:

(631) 924-1135

Item 7.  Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired

Report of Independent Accountants

Financial Statements

Consolidated Balance Sheets of Chembio Diagnostic Systems, Inc. as of December 31, 2002 and 2003

Consolidated Statements of Operations of Chembio Diagnostic Systems, Inc. for the years ended December 31, 2002 and 2003

Consolidated Statements of Changes in Stockholders’ Equity of Chembio Diagnostic Systems, Inc. for the years ended December 31, 2002 and 2003

Consolidated Statements of Cash Flows of Chembio Diagnostic Systems, Inc. for the years ended December 31, 2002 and 2003

Notes to Financial Statements

(b)

Pro Forma Financial Information

Unaudited pro forma condensed consolidated balance sheet as of December 31, 2003

Unaudited pro forma condensed consolidated income statement for the year ended December 31, 2003

Notes to unaudited pro forma condensed consolidated financial statements

(c)

Exhibits

2.1

Agreement and Plan of Merger dated as March 3, 2004 (the “Merger Agreement”), by and among the Registrant, New Trading Solutions, Inc. (“Merger Sub”) and Chembio Diagnostic Systems, Inc. (“CDS”)

2.2

Amendment No. 1 to the Merger Agreement dated as May 1, 2004, by and among the Registrant, Merger Sub and CDS

3.1

Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of the Registrant

3.2

Amendment to Bylaws dated May 3, 2004

4.1

Registration Rights Agreement, dated as of May 5, 2004, by and among the Registrant and the Purchasers listed therein

4.2

Lock-Up Agreement, dated as of May 5, 2004, by and among the Registrant and the shareholders of the Registrant listed therein

4.3

Form of Common Stock Warrant issued pursuant to the Stock and Warrant Purchase Agreement

4.4

Form of $.90 Warrant issued to Mark L. Baum pursuant to the Consulting Agreement dated as of May 5, 2004 between the Registrant and Mark L. Baum

4.5

Form of $.60 Warrant issued to Mark L. Baum pursuant to the Consulting Agreement dated as of May 5, 2004 between the Registrant and Mark L. Baum

10.1

Series A Convertible Preferred Stock and Warrant Purchase Agreement (the “Stock and Warrant Purchase Agreement”), dated as of

May 5, 2004, by and among the Registrant and the Purchasers listed therein

10.2

Employment Agreement between the Registrant and Mark L. Baum dated as of May 5, 2004

21

List of Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADING SOLUTIONS.COM INC.

Date:  May 13, 2004

By:/s/ Mark L. Baum

Mark L. Baum

Director

Date:  May 13, 2004

By:/s/ Lawrence A. Siebert

Lawrence A. Siebert

Director

#

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT ACCOUNTANTS' REPORT

DECEMBER 31, 2003 AND 2002

#

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

DECEMBER 31, 2003 AND 2002

- INDEX -

Page(s)

Report of Independent Accountants

1.

Financial Statements:

Consolidated Balance Sheets

2.

Consolidated Statements of Operations

3.

Consolidated Statements of Changes in Stockholders’ Equity

4.

Consolidated Statements of Cash Flows

5.

Notes to Financial Statements

6. - 16.

INDEPENDENT ACCOUNTANTS' REPORT

To The Board of Directors

Chembio Diagnostic Systems, Inc. and Subsidiary

Medford, New York

We have audited the consolidated balance sheets of Chembio Diagnostic Systems, Inc. and Subsidiary (the “Company”) as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chembio Diagnostic Systems, Inc. and Subsidiary as of December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Lazar Levine & Felix LLP

LAZAR LEVINE & FELIX LLP

New York, New York

February 27, 2004, except

for Note 12, the date of

which is March 19, 2004

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2003 AND 2002

- ASSETS (Note 5) –

	2003	2002
CURRENT ASSETS:
Cash	$ -	$ 28,171
Accounts receivable, net of allowance for doubtful accounts of $15,231 and $8,767 for 2003 and 2002, respectively (Note 11)	282,734	152,699
Inventories (Note 3)	466,498	593,939
Prepaid expenses and other current assets	23,448	6,130

TOTAL CURRENT ASSETS	772,680	780,939

FIXED ASSETS - (Notes 4 and 6)	249,247	313,001

OTHER ASSETS:
Deposits	55,723	52,818
Other assets	9,095	9,095

	$ 1,086,745	$ 1,155,853

- LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY) -
CURRENT LIABILITIES:
Bank overdraft	$ 67,434	$ -
Accounts payable and accrued liabilities (Note 11)	1,361,547	1,017,552
Current portion of obligations under capital leases (Note 6)	61,789	53,144
Other current liabilities	12,648	12,099

TOTAL CURRENT LIABILITIES	1,503,418	1,082,795

OTHER LIABILITIES:
Notes payable - net of current portion (Note 5)	1,693,851	1,328,578
Obligations under capital leases - net of current portion (Note 6)	107,885	82,858
Accrued interest (Note 5)	239,032	59,359
TOTAL LIABILITIES	3,544,186	2,553,590

COMMITMENTS AND CONTINGENCIES (NOTES 2(n) AND 11)

STOCKHOLDERS’ EQUITY (DEFICIENCY) (NOTES 9 AND 10):
Common stock - $.001 par value; 40,000 shares authorized: 38,395 and 38,395 shares issued and outstanding in 2003 and 2002, respectively	39	39
Additional paid-in capital	4,599,962	4,599,962
Accumulated deficit	(7,057,442)	(5,997,738)
	(2,457,441)	(1,397,737)

	$ 1,086,745	$ 1,155,853

The accompanying notes are an integral part of these financial statements.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002

REVENUES:
Net sales (Notes 2(n) and 11)	$ 2,542,621	$ 2,810,852
Research grants and development income (Note 7)	275,730	324,287
	2,818,351	3,135,139

Cost of sales (Note 11)	2,153,454	2,458,596

GROSS PROFIT	664,897	676,543

OVERHEAD COSTS:
Research and development expenses	313,891	378,089
Selling, general and administrative expenses	1,202,185	1,154,799

LOSS FROM OPERATIONS	(851,179)	(856,345)

OTHER INCOME (EXPENSES):
Interest income (expense) – net	(208,525)	(132,626)

LOSS BEFORE INCOME TAXES	(1,059,704)	(988,971)

Income taxes (Note 8)	-	-

NET LOSS	$ (1,059,704)	$ (988,971)

The accompanying notes are an integral part of these financial statements.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock		Additional Paid In	Treasury Stock		Accumulated
	Shares	Amount	Capital	Shares	Amount	Deficit	Total
Balance at January 1, 2001	28,766	$ 29	$ 4,296,971	(2,221)	$ (232,000)	$ (5,008,767)	$ (943,767)

Common stock issued	178	-	100,000	-	-	-	100,000

Common stock issued as a result of a private placement	11,672	12	434,989	-	-	-	435,001

Retirement of treasury stock	(2,221)	(2)	(231,998)	2,221	232,000	-	-

Net loss	-	-	-	-	-	(988,971)	(988,971)

Balance at December 31, 2002	38,395	39	4,599,962	-	-	(5,997,738)	(1,397,737)

Net loss	-	-	-	-	-	(1,059,704)	(1,059,704)

Balance at December 31, 2003	38,395	$ 39	$ 4,599,962	-	$ -	$ (7,057,442)	$(2,457,441)

The accompanying notes are an integral part of these financial statements.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$ (1,059,704)	$ (988,971)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	134,357	80,475
Provision for doubtful accounts	20,953	25,440

Changes in:
Accounts receivable	(150,988)	187,259
Inventories	127,441	95,238
Prepaid expenses and other current assets	(17,318)	12,817
Other assets and deposits	(2,905)	(30,625)
Accounts payable and accrued expenses	523,668	(44,199)
Grant and other current liabilities	549	(142,628)
Net cash used in operating activities	(423,947)	(805,194)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Acquisition of fixed assets	-	(60,527)
Net cash used in investing activities	-	(60,527)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	-	535,125
Bank overdraft	67,434	-
Repayment of capital lease obligation	(36,931)	(37,834)
Proceeds from shareholder loans	365,273	385,603
Net cash provided by financing activities	395,776	882,894

NET DECREASE IN CASH	(28,171)	17,173

Cash - beginning of the year	28,171	10,998

CASH - end of the year	$ -	$ 28,171

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$ -	$ 63,491

Supplemental disclosures for non-cash investing and financing activities:
Fixed assets acquired under capital leases	$ 107,020	$ 90,455

The accompanying notes are an integral part of these financial statements.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   1   -

DESCRIPTION OF BUSINESS/OPERATIONS:

The Company, which was originally incorporated in New York on December 15, 1985 and re-incorporated in Delaware on November 5, 1991, develops, manufactures, and markets rapid point of care medical diagnostic tests.  These tests are ultimately sold in the U.S. and/or internationally to medical laboratories and hospitals, governmental and public health entities, non-governmental organizations, medical professionals and/or retail establishments.  Sales are primarily through distributors and are made under Chembio’s and/or the private labels of its distributors or their customers.  The products aid in the diagnosis of infectious diseases and other conditions in humans and animals.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has sustained significant operating losses in past years and at December 31, 2003 has a negative shareholders’ equity of $2,457,441.  The Company has completed a reverse merger with a public shell and has entered into other bridge financing transactions (see Note 12).

NOTE   2   -

SIGNIFICANT ACCOUNTING POLICIES:

(a)

Principles of Consolidation:

The consolidated financial statements include the accounts of the Company, Chembio Diagnostic Systems, Inc. and its wholly owned subsidiary, Sinovus Biotech, Inc.  All material intercompany transactions and balances have been eliminated in consolidation.

(b)

Inventories:

Inventories are stated at the lower of cost or market.  Cost is determined on the first-in, first-out method.

(c)

Fixed Assets:

Fixed assets are stated at cost less accumulated depreciation.  Depreciation is computed using the double declining balance method over the estimated useful lives of the respective assets, which range from three to seven years.  Leasehold improvements are amortized over the useful life of the asset or the lease term, whichever is shorter.

(d)

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   2   -

SIGNIFICANT ACCOUNTING POLICIES (Continued):

(e)

Income Taxes:

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS 109).  Under SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

(f)

Research and Development:

Research and development costs are charged to expense as incurred.

(g)

Stock Based Compensation:

The Company accounts for stock-based employee compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations.  The Company has adopted the disclosure-only provisions of SFAS No. 123, as amended, “Accounting for Stock-Based Compensation”.

(h)

Statement of Cash Flows:

For purposes of the statements of cash flows the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

(a)

Revenue Recognition:

The Company recognizes revenue at the point of passage of title, which is generally at the time of shipment.

(b)

Comprehensive Income:

In 1998, the Company adopted Financial Accounting Standards Boards No. 130 “Reporting Comprehensive Income”, which prescribes standards for reporting other comprehensive income and its components.  The Company currently does not have any items of other comprehensive income and accordingly no separate statements are required.

(c)

Concentrations of Credit Risk:

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash instruments with quality financial institutions and, at times, may maintain balances in excess of the $100,000 FDIC Insurance limit.  The Company monitors the credit ratings of its financial institutions to mitigate this risk.  Concentrations of credit risk with respect to trade receivables are principally mitigated by the Company’s large customer base and their customers national and international locations.

(d)

Fair Value:

Fair values of cash, accounts receivable, accounts payable and notes payable reflected in these financial statements approximate carrying value.

Page #.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   2   -

SIGNIFICANT ACCOUNTING POLICIES (Continued):

(e)

Recent Accounting Pronouncements:

On May 1, 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.  The Company anticipates no impact from this standard on the Company’s financial statements.

On July 30, 2002, the FASB issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities: (“SFAS 146”), that is applicable to exit or disposal activities initiated after December 31, 2002.  This standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan.

On December 31, 2002, the FASB issued Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” (“SFAS 148”), that is applicable to financial statements issued for fiscal years ending after December 15, 2002.  In addition, interim disclosure provisions are applicable for financial statements issued for interim periods beginning after December 15, 2002.  This standard amends SFAS 123 and provides guidance to companies electing to voluntarily change to the fair value method of accounting for stock-based compensation.  In addition, this standard amends SFAS 123 to require more prominent and more frequent disclosures in financial statements regarding the effects of stock-based compensation.

In January 2003, FASB Interpretation No. 46 (“FIN No. 46”), “Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51,” was issued.  In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities.  FIN No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both.  Currently this standard has not had an impact on Chembio’s consolidated financial statements.

In April 2003, FASB issued Statement of Financial Accounting Standards No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities” (“SFAS 149”).  SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities”.  SFAS 149 is generally effective for contracts entered into or modified after June 30, 2003.  Currently this standard has not had an impact on Chembio’s consolidated financial statements.

In May 2003, FASB issued Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”).  SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.  Currently this standard has not had an impact on Chembio’s consolidated financial statements.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   2   -

SIGNIFICANT ACCOUNTING POLICIES (Continued):

(a)

Geographic Information:

In June 1997, FASB issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”.  SFAS 131 establishes standards for the way that business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information. It also establishes standards for related disclosures about product and services, geographic areas, and major customers.  SFAS 131 was effective for financial statements for fiscal years beginning after December 15, 1997.

Chembio Diagnostics Systems, Inc. believes that they operate in a single business segment, however, attributes revenues to different geographic areas on the basis of the location of the customer.  Net sales by geographic area are as follows:

	Year Ended December 31,
	2003	2002
USA	$ 655,964	$ 832,341
Canada	445,412	383,109
Italy	294,676	138,981
Mexico	186,130	1,887
Costa Rica	126,063	95,653
Japan	116,111	277,637
Korea	104,434	111,453
India	79,052	84,692
Austria	72,684	82,634
Venezuela	55,424	147,552
Saudi Arabia	50,577	56,978
Others	356,094	597,935
	$ 2,542,621	$ 2,810,852

NOTE   3   -

INVENTORY:

Inventory consists of the following at December 31:

	2003	2002
Raw materials	$ 379,079	$ 442,994
Work-in-progress	73,319	80,540
Finished goods	14,100	70,405
	$ 466,498	$ 593,939

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   4   -

FIXED ASSETS:

Fixed assets consist of the following at December 31:

	2003	2002
Machinery and equipment	$ 637,969	$ 548,194
Furniture and fixtures	53,329	54,001
Computer and telephone equipment	81,678	93,143
Leasehold improvements	34,566	34,566
Tooling	41,900	83,141
	849,442	813,045
Less accumulated depreciation and amortization	(600,195)	(500,044)
	$ 249,247	$ 313,001

Included in the above fixed assets are $308,615 and $201,595 of assets under capital leases for 2003 and 2002, respectively.

NOTE   5   -

LONG-TERM DEBT:

Long-term debt is comprised of the following:

$707,914 of Senior Notes bearing interest at 11% were issued in 1999 in connection with a debt restructuring. The Senior Notes are collateralized by a first lien on all of the assets of the Company. Holders of these Notes were also granted warrants to purchase an aggregate of 1,410 shares of common stock at $180 per share. The aggregate fair value of the warrants was $10,000, of which $7,000 was related to the debt refinancing and is being amortized over the term of the loan. $3,000 of the fair value of the warrants are related to the conversion of debt to equity. As of December 31, 2003 and 2002, the outstanding principal balance of the Senior Notes was $707,914 with accrued unpaid interest of $92,379 and $14,508, respectively.

Per a waiver agreement dated July 10, 2002, the senior note holders agreed to extend the Company's required first principal payment until July 31, 2003 provided that the Company pay the balance of accrued and unpaid interest on or before August 31, 2002 and remain current on interest payments due during the period from September 1, 2002 through July 31, 2003.  Current interest payments were not maintained nor was the first principal payment made when it became due on July 31, 2003.  However, no acceleration or event of default has been claimed on these Notes and, as described in Note 12, this debt will be converted to equity unless the Board of Directors chooses to refinance or otherwise retire this debt.  Accordingly the entire amount of this debt has been classified as Long Term.

Per a line of credit agreement dated April 2001, a major shareholder agreed to advance the Company up to a maximum principal amount of $350,000. This amount was later increased to $1,200,000. The line of credit is collateralized by a subordinated security interest in all of the assets of the Company. In consideration for the above, the Company agreed to repay such borrowed funds on a quarterly basis with accrued interest at 12% per annum, starting September 30, 2003, with a final payment due March 31, 2005, at a maximum quarterly payment of $43,750. As of December 31, 2003 and 2002, the principal amount of the advance was $985,937 and $620,663, respectively with additional accrued interest of $146,653 and $44,434, respectively.  Current payments were not being made however, no acceleration or event of default has been claimed on these Notes and as described above and in Note 12, the entire amount of this debt has been classified as long term.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   6   -

OBLIGATIONS UNDER CAPITAL LEASES:

The Company is obligated under capitalized leases for certain computer and telephone equipment.

Future minimum lease payments under these capitalized lease obligations, including interest as of December 31, 2003 were as follows:

Year ending December 31,

2004	$ 79,431
2005	58,093
2006	38,272
2007	32,984
2008	4,470
213,250
Less: imputed interest	43,576
Present value of future minimum lease payments	169,674
Less: current maturities	61,789
$ 107,885

These leases have interest rates ranging from 7% - 21%.

NOTE   7   -

RESEARCH GRANTS AND DEVELOPMENT CONTRACTS:

In 2002 and 2003 the Company received funding from third parties in connection with research and development activities as follows:

*   In 2002, $215,118 was received from the US National Institute of Health and $50,000 was received from a diversified Japanese health care company, both in connection with efforts to develop a rapid test for the detection of antibodies to tuberculosis in human whole blood, serum and plasma.  Also in 2002, $20,000 was received from a major university dental school to conduct a feasibility study on certain reagents related to dental bacteria in order to evaluate a possible future test. Additional amounts received in 2002 for various grant projects totaled $39,170.

*   In 2003 the Company received the following new research and development grants and contracts that are still ongoing for additional amounts in 2004.

*   $40,000 from a leading multinational dental products company in connection with additional product development efforts begun through the above-mentioned university partner in 2002.

*   $60,000 from a leading multinational company in the field of bovine spongeform encephalitis (BSE or Mad Cow Disease) for development of a rapid test for BSE.

*   $50,000 for additional development work from the above-mentioned diversified Japanese health care company for further development work on the tuberculosis product for the Japanese market.

*   $89,000 from a research foundation focused on tuberculosis vaccines and diagnostics in connection with the commencement of a Phase II NIH grant sub-contract awarded in September 2003 for development of a whole blood rapid test for detection of tuberculosis in monkeys primarily for use in pharmaceutical research facilities.

*   Approximately $36,000 in various other funded development for the rapid detection of tuberculosis in humans and animals.

o

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   7   -

RESEARCH GRANTS AND DEVELOPMENT CONTRACTS (Continued):

Additionally, in November 2003, the Company received notice of a $100,000 grant award from the World Health Organization to develop a tuberculosis antigen detection test.  However no funds were received for this award in 2003.

NOTE   8   -

INCOME TAXES:

At December 31, 2003, the Company has net operating loss carryforwards of approximately $6,800,000 available to offset future federal taxable income, which expires at various dates through 2023 and a research and development credit carryforward of approximately $214,000, which have created net deferred tax assets.  A full valuation allowance, which increased by $404,600 during 2002 and $490,600 during 2003, has been provided due to management’s uncertainty as to the realizability of these deferred tax assets.

Deferred tax assets consist of the following at December 31:

	2003	2002
Net operating loss carryforwards	$ 2,791,000	$ 2,341,000
Research and development credit	214,000	176,000
Bad debt reserve	6,200	3,600
Gross deferred tax assets	3,011,200	2,520,600
Valuation allowance	(3,011,200)	(2,520,600)
Net deferred tax assets	$ -	$ -

NOTE   9   -

STOCKHOLDERS’ EQUITY:

At December 31, 2003 and 2002, the Company had 1,410 warrants outstanding at an exercise price of $180 per share, which were issued in connection with the restructuring of debt (see Note 5).

During 2002, the Company sold 11,850 shares of common stock at an average price of $45.14 per share and raised approximately $535,000.  $435,000 of this amount was in a rights offering to shareholders of record as of June 30, 2002 in which shares were sold at a price of $37.27 per share.

During 2002, the Company retired 2,221 shares of common stock that had been previously repurchased for $232,000.

NOTE   10  -

EMPLOYEE STOCK OPTION PLAN:

In November 1999, the Company’s Board of Directors and stockholders adopted the 1999 Stock Option Plan (the “Plan”).  Under the terms of this plan, the Option Committee is authorized to grant Incentive Options to Key Employees and to grant Non-Qualified Options to Key Employees and Key Individuals.  The Option Committee has been authorized to grant options to purchase up to 2,500 shares of common stock, exercisable at no amount less than fair market value on the date of grant.  The options become exercisable at such times and under such conditions as determined by the Option Committee. On April 18, 2002, the Plan was amended to increase to a maximum of 5,000 options to be granted under the Plan.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   10  -

EMPLOYEE STOCK OPTION PLAN (Continued):

The Company has elected to account for its stock-based compensation plans using APB 25.

The fair value of option grants to date was estimated on the date of grant using a Black-Scholes option-pricing model with weighted average assumptions for the years ended December 31, 2003: risk free interest rate of 3.23% volatility of 0.01%; and expected life of 3½ years, respectively.  No options were issued during the year ended December 31, 2002.

Proforma information for the years ended December 31, 2003 and 2002 is not presented since compensation expenses calculated using the Black-Scholes option pricing model are immaterial.

Stock incentive plan activity is summarized as follows:

	Number of shares	Weighted Average Exercise Price
Options outstanding at December 31, 2001	3,150	$ 312
Granted	-	-
Canceled	-	-
Exercised	-	-
Options outstanding at December 31, 2002	3,150	312
Granted	500	45
Canceled	-	-
Exercised	-	-
Options outstanding at December 31, 2003	3,650	$ 275
Options exercisable at December 31, 2002	200	-
Options exercisable at December 31, 2003	1,975

Range of Exercise Prices	Options Outstanding at 12/31/03	Weighted Average Remaining Life	Weighted Average Exercise Price	Options Exercisable at 9/30/03	Weighted Average Exercise Price
$217 – 300	1,925	2.8	$281	1,925	$275
$300 – 400	1,225	3.6	$349	50	$400
$45	500	6.9	$45	-	-

Of the 3,650 options outstanding at December 31, 2003 pursuant to the 1999 stock option plan, 3,450 are exercisable three years from the grant date and all have a seven-year life.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   11  -

COMMITMENTS AND CONTINGENCIES:

Obligations Under Operating Leases:

The Company leases office space at three locations in buildings located at 3661 Horseback Road, Medford, New York.  The following is a schedule of future minimum rental commitments as of December 31, 2003:

Year ending December 31,

2004	$ 89,792
2005	28,896
$ 118,688

Economic Dependency:

The Company had sales to two customers in excess of 10% of total sales in the year ended December 31, 2003.  Sales to these customers aggregated approximately $397,000 and $292,000, respectively. Accounts receivable from these customers were $38,334 and $13,101, respectively at December 31, 2003.

The Company had sales to one customer in excess of 10% of total sales in the year ended December 31, 2002. Sales to this customer aggregated approximately $305,000. Accounts receivable from this customer at December 31, 2002 was $0.

The Company had purchases from one vendor in excess of 10% of total purchases for the year ended December 31, 2003.  Purchases from this vendor aggregated approximately $91,000. The corresponding accounts payable at December 31, 2003 to this vendor was $5,890.

The Company had purchases from one vendor in excess of 10% of total purchases for the year ended December 31, 2002.  Purchases from this vendor aggregated approximately $200,000.  The corresponding accounts payable at December 31, 2002 to this vendor was $11,700.

NOTE   12  -

SUBSEQUENT EVENTS:

Merger:

On March 3, 2004, subsequent to the balance sheet date, the Company entered into a merger agreement with Trading Solutions.com (“TSCO”) a fully reporting non operating entity under SEC regulations.  TSLU is traded on the OTC Bulletin Board.  As conditions to the closing, the Company must complete a Convertible Notes financing of $1.0 million, complete a Convertible Preferred Stock financing for at least $1.5 million, complete its audited financial statements for the two years ended December 31, 2003, and have converted at least $1.3 million of its secured debt into the same securities as are being issued in the aforementioned Convertible Preferred Stock financing that is being finalized.  As a result of the contemplated transaction, the Company shareholders will own a minimum of 50.6% of the public company (including the conversion of at least $1.3 million of existing secured debt into the Convertible Preferred Stock on an as-converted basis).  This percentage would increase to the extent existing Company shareholders participate in either of the two financings mentioned above and as a result of the conversion of at least $1.3 million of debt.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   12  -

SUBSEQUENT EVENTS (Continued):

Convertible Notes Financing:

A $1.0 million Convertible Notes financing was completed as of March 19, 2004, subsequent to the balance sheet date.  The investors paid $800 per debenture for a convertible note which matures in twelve months and accrues interest at the rate of 10% per annum. Upon the closing of the reverse merger summarized above, the notes will automatically convert into either: (1) such number of shares of common stock equal to the outstanding principal amount of the Convertible Notes (plus, at the holders option, all accrued and unpaid interest) divided by the conversion price which was set at $0.40; or (2) 150% of the amount of securities that the outstanding principal amount of the Convertible Notes (plus, at the holders option, all accrued and unpaid interest) would purchase in the $1.5 million Convertible Preferred Stock financing that is being finalized and that is the principal remaining condition to the closing of the merger. The Convertible Notes are unsecured.  Holders of the Convertible Notes have a right of first refusal to participate in any equity or equity linked private financing consummated within 12 months of the closing of the Convertible note Financing.

As a result of the completion of the Convertible Notes financing and the completion of the audited financial statements for 2002 and 2003, the only remaining conditions to the closing of the merger are the (1) completion of at least an additional $1.5 million of financing; and, (2) existing note holders representing at least $1.3 million of the approximately $2.0 million of outstanding secured obligations (at December 31, 2003) must have agreed to convert their debt into the Convertible Preferred Stock being issued in connection with the $1.5 million financing. Since the Company has now completed the Convertible Note Financing and the Company and an investor has executed a term sheet for the $1.5 million Convertible Preferred stock financing, this $1.3 million of debt was classified as long-term on the accompanying balance sheet. Since the remaining $700,000 of secured debt is to be converted on the same basis if it is not retired by December 31, 2004, it has also been reflected as long-term (see Note 5).

Placement Agent Agreement:

On February 9, 2004 and then amended on February 27, 2004, both subsequent to the balance sheet date, the Company engaged a placement agent for the period through April 30, 2004 in connection with the $1.5 million financing to be completed as a condition to the merger agreement detailed above. If the placement agent is successful in the $1.5 million financing the Company agrees to enter into an exclusive six month agreement whereby the placement agent will participate in an additional private placement for up to $4.0 million in securities. The placement agent will receive as fees for the initial private placement: (a) 8% of the amount of cash received by the Investors introduced to the Company by the placement agent. (b) a non accountable 2% cash allowance of the amount of cash received by the Company from Investors introduced by the placement agent. (c) Warrants to purchase such a number of shares of common stock of the Company equal to 12.5% of the aggregate number of fully diluted and/or converted shares as are purchased by the Investors in the $1.5 million dollar offering. The warrants will have a five year life and be exercisable at 120% of the effective share price paid by the Investors in the offering. The placement fees for the $4.0 million dollar offering would be the same as described above.

Amendment of Articles of Incorporation:

On February 19, 2004, subsequent to the balance sheet date, the Board of Directors of the Company voted to amend its certificate of Incorporation to increase the authorized shares to 55,000.  In addition, the Board also authorized an increase in the amount of shares authorized for issuance under the 1999 stock option plan to 15,000.  Shareholder approval was obtained for each of the above effective February 19, 2004.

CHEMBIO DIAGNOSTIC SYSTEMS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002

NOTE   12  -

SUBSEQUENT EVENTS (Continued):

Litigation:

Subsequent to the balance sheet date, the Company filed a complaint in the United States District Court for the Eastern District of New York against Saliva Diagnostic Systems, Inc. (“SDS”).  SDS is the assignee of patent #5,935,864 (“the '864 patent”) that describes a method for collecting samples.  The complaint asks the court for declaratory and other relief that the Company's Sure Check™ HIV test does not infringe the '864 patent, that the '864 patent is invalid, and that the '864 patent is unenforceable due to inequitable procurement.  In 2001 and 2002, pursuant to various agreements it had entered into with SDS, the Company developed, manufactured and sold an HIV rapid test that SDS had represented incorporates the sample collection method described in the '864 patent.  SDS also represented that the ‘864 patent is valid.  During 2001-2003, the Company paid royalties to SDS and took several other actions based upon SDS’ representations. In 2003, SDS sought to abrogate the agreements between the companies and alleged that the Company was infringing the '864 patent.  The Company has received opinions from its patent counsel that the product manufactured by the Company is in fact not covered by this patent, that the patent is invalid, and that the patent was obtained through inequitable procurement.  On March 17, 2004, allegations of patent infringement were made against the company with which the Company has signed a merger agreement, Trading Solutions.com.  The Company filed the complaint on March 18, 2004.

REV040513.1

INTRODUCTION TO CONDENSED CONSOLIDATED PROFORMA FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma consolidated balance sheet as of December 31, 2003 and the unaudited pro forma consolidated statement of operations for the twelve months then ended are based on the historical financial statements of Trading Solutions.Com, Inc. (“TSLU”) and Chembio Diagnostic Systems Inc. and Subsidiary (“CDS”) after giving effect to the merger of CDS into a subsidiary of TSLU formed exclusively for the merger. The result of the combination will have CDS as the continuing operating entity in a reverse merger transaction.  See notes to pro forma financial statements for a detailed description of the events as a result of this reverse merger.

The unaudited pro forma consolidated financial statements should be read with the accompanying unaudited pro forma footnotes as well as the historical financial statements and accompanying notes of CDS included in this form 8-K as well as the historical financial statements and accompanying footnotes of TSLU as filed with the Securities & Exchange Commission. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition that would have been reported had the merger been completed as of the dates presented and should not be taken as representative of future consolidated results of operations and financial condition of the merged entity.

REV040513.1

CHEMBIO DIAGNOSTICS , INC.

(formerly Trading Solutions.com)

CONDENSED CONSOLIDATED PROFORMA BALANCE SHEET

AS OF DECEMBER 31, 2003

(Unaudited)

	HISTORICAL		PROFORMA ADJUSTMENTS
	Trading Solutions.Com, Inc.	Chembio Diagnostic Systems, Inc.	Debit	Credit	Consolidated Proforma
CURRENT ASSETS:
Cash	$ -	$ -	$ 1,000,000 (d)	367,434 (f)	$ 2,411,480
				119,110 (e)
			2,200,000 (g)	300,000 (h)
				1,976 (j)
Accounts receivable	-	282,734			282,734
Inventories	-	466,498			466,498
Prepaid expenses and other current assets	-	23,448	226,667(n)		250,115
TOTAL CURRENT ASSETS	-	772,680			3,410,827
FIXED ASSETS	-	249,247			249,247
OTHER ASSETS	-	64,818	113,333 (n)		178,151
	$ -	$ 1,086,745			$ 3,838,225
CURRENT LIABILITIES:
Overdraft	$ -	$ 67,434	67,434 (f)
Accounts payable and accrued liabilities	-	1,600,579	300,000 (f)		$ 1,300,579
Current portion of obligations under capital leases	-	61,789			61,789
Other current liabilities	-	12,648	11,781 (j)	11,781 (j)	12,648
TOTAL CURRENT LIABILITIES	-	1,742,450			1,375,016
OTHER LIABILITIES:
Notes payable	-	1,693,851	1,332,292 (k)		361,559
Convertible notes			1,000,000 (j)	1,000,000 (d)
Obligations under capital leases - net of current portion	-	107,885			107,885
TOTAL LIABILITIES	-	3,544,186			1,844,460
STOCKHOLDERS’ EQUITY (DEFICIENCY):
Series A Preferred Stock				2,200,000 (g)	4,211,399
				679,107 (j)
				1,332,292 (k)
Common stock	180,735	39	170,104 (a)	1(b)	62,898
			40 (c)	40,000 (c)
				8,267 (j)
				4,000 (m)
Additional paid-in capital	188,957	4,599,962	39,960 (c)	170,104 (a)	5,012,891
			119,110 (e)	64,199 (b)
			300,000 (h)	322,431 (j)
			369,692 (l)	156,000(m)
				340,000 (n)
Accumulated deficit	(369,692)	(7,057,442)	64,200 (b)	369,692 (l)	(7,293,423)
			160,000 (m)
			11,781 (j)	-
Total Equity (Deficit)	-	(2,457,441)			1,993,765

	$ -	$ 1,086,745	7,486,394	7,486,394	$ 3,838,225

REV040513.1

CHEMBIO DIAGNOSTICS , INC.

(formerly Trading Solutions.com)

CONDENSED CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS

FOR THE TWELVE MONTHS  ENDED DECEMBER 31, 2003

(Unaudited)

	HISTORICAL		PROFORMA ADJUSTMENTS
	Trading Solutions.Com, Inc.	Chembio Diagnostic Systems, Inc.	Debit	Credit	Consolidated Proforma

REVENUES:
Net sales	$ -	$ 2,542,621			$ 2,542,621
Grant income	-	275,730			275,730
	-	2,818,351			2,818,351

Cost of sales	-	2,153,454			2,153,454

GROSS PROFIT	-	664,897			664,897

OVERHEAD COSTS:
Research and development expenses	-	313,891			313,891
			200,000 (f)
Clinical Trials			400,000 (i)		600,000
Selling, general and administrative expenses	7,123	1,202,185	64,200 (b) 160,000 (m) 226,667 (n) 170,000 (q)		1,830,175

LOSS FROM OPERATIONS	(7,123)	(851,179)			(2,079,169)

OTHER INCOME (EXPENSES):
Gain from debt settlement	8,513				8,513
Interest (expense)	-	(208,525)		154,070 (o)	(54,455)

LOSS BEFORE INCOME TAXES	1,390	(1,059,704)			(2,125,111)

Income taxes	-	-			-

NET LOSS	$ 1,390	$ (1,059,704)			$ (2,125,111)

PRO FORMA DIVIDEND PAYABLE					$ (363,792) (p)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS					$ (2,488,903)

Basic and Diluted Loss per share (Shares used for calculation 6,289,888)					$ (.40)

CHEMBIO DIAGNOSTICS , INC.

(formerly Trading Solutions.com)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2003

(Unaudited)

       On May 5, 2004, TSLU and CDS closed on a merger agreement, which will result in CDS being a wholly owned subsidiary of TSLU, with CDS as the operating Company. The pro forma Balance Sheet assumes the transaction occurred as of 12/31/03 and the pro forma Statement of Operations assumes the transaction occurred as of 1/1/03.  The pro forma adjustments reflecting this transaction are described below:

(a)

Reflects the 1:17 reverse stock split of the existing outstanding pre merger shares of common stock of TSLU.  18,000,000 pre split shares resulting in approximately 1,063,147 post split shares. The split was actually consummated as of March 12, 2004.

(b)

Issuance of 1,605 shares of common stock of CDS to employees as compensation prior to the completion of the merger at a price of $40 per share.

(c)

 Share exchange of 100 shares of TSLU common stock for each share of issued and outstanding stock of CDS. (4,000,000 shares issued in TSLU in exchange for 40,000 shares of CDS).  Existing shareholders of CDS also received an aggregate of 400,000 options as part of this share exchange transaction.

(d)

 Receipt of $1,000,000 by CDS associated with a Convertible Debt offering. The debt is convertible into either (i) such number of shares of common stock of TSLU equal to the principal amount of the convertible debentures plus, if elected, all accrued and unpaid interest divided by the conversion price of $0.40 or (ii) into the Series A Convertible Preferred Stock (see g below) at an effective 33% discount, such that the amount of Series A received would be equivalent to the amount converted times 1.5.

(e)

 Fees associated with the offering above (d) including $48,640 of investment banking fees and $70,470 of legal and accounting expenses. These fees are considered deferred financing costs, but subsequently charged to Equity. (See (j) below)

(f)

Use of proceeds from Convertible debt offering to pay $300,000 of selected accounts payable and accrued expenses, fund an outstanding overdraft of $67,434 and $200,000 to fund the start of Clinical trials.

(g)

Expected receipt of $2,200,000 ($1,720,000 received at closing) as a result of the sale of Series A Convertible Preferred Stock with warrants. This Preferred Stock has a $30,000 per share stated value and an 8% dividend per annum, payable semi-annually in cash, common stock or in kind at the option of the Company. The Preferred Stock shall be convertible at $0.60 per share and has a mandatory conversion if beginning 180 days after closing, the closing bid price of the Company’s common stock exceeds $1.50 for a period of 10 consecutive trading days. The associated warrants (60,000 for each share of Preferred Stock) have a five-year term and an exercise price of $0.90. The agreement includes several other provisions regarding lock-up periods, registration etc.

CHEMBIO DIAGNOSTICS , INC.

(formerly Trading Solutions.com)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2003

(Unaudited)

(h)

 Investment banking and legal fees associated with the Preferred Stock A offering are anticipated at $300,000. In addition warrants were issued to the investment bankers totaling 12.5% of the fully diluted and/or converted shares as purchased in the preferred stock transaction.

(i)

Expected use of proceeds from the Series A Preferred Stock of $400,000 to fund Clinical trials.

(j)

Reflects the conversion of $672,000 of the convertible debt (see (d) above) along with $7,107 of accrued unpaid interest into Series A Convertible Preferred stock. The debt would be convertible into 33.837 shares of Preferred Stock.  The remaining $328,000 of the convertible debt along with $2,698 of accrued unpaid interest was converted into Common stock.  This remaining debt was converted into 826,741 shares of Common Stock.  The total accrued and unpaid interest on the convertible debt was $11,781.  The balance of the interest ($1,976) that was not converted to Common or Preferred Stock was paid in cash.

(k)

Reflects the conversion of $1,332,292 of pre-merger debt into Series A Convertible Preferred Stock. The conversion results in an additional 44.41 shares of Series A Preferred Stock being issued and outstanding.

(l)

Elimination of TSLU accumulated deficit.

(m)

Issuance of 400,000 shares of common stock, with restrictions as payment of salary to a former Officer of TSLU.  Salary costs reflected equaled $160,000.

(n)

Issuances of warrants to purchase 850,000 shares of Common Stock were issued to the individual in (l) above, with restrictions as payment for future services.  The total value of the warrants is $340,000.  The contract is for eighteen months therefore 12 months or $226,667 was expensed in the pro forma Statement of Operations.  In the pro forma Balance Sheet the 226,667 is reflected as other current assets and the balance ($113,333) is reflected in Other Assets.

(o)

Elimination of historical interest expense on converted debt reflected in note (k) above.

(p)

The preferred stock pays an 8% dividend.  The total number of outstanding preferred stock is 151.580 shares at $30,000 per share.  Dividends therefore would be $363,792.

(q)

In connection with the closing of the Merger employment agreements were entered into.  The expected additional salary expense is $170,000.